FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of September 12, 2007 by and among BabyUniverse, Inc., a Florida corporation ("Parent"), Baby Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Merger Sub"), and eToys Direct, Inc., a Delaware corporation (the "Company"). All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined infra).

     WHEREAS, the undersigned are parties to that certain Agreement and Plan of Merger, dated as of March 13, 2007 (the "Agreement"), pursuant to which, inter alia, each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares owned or held directly or indirectly by Parent, Merger Sub, the Company or any direct or indirect wholly owned Subsidiary of Parent or the Company, and other than Dissenting Shares, will, upon the terms and subject to the conditions set forth in the Agreement, be converted into the right to receive shares of Parent Common Stock; and

     WHEREAS, the terms of this Amendment have been approved or authorized by the respective Boards of Directors of each of Parent, Merger Sub and the Company.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Extension of Termination Date. Section 9.1(b) of the Agreement shall be amended, effective as of the date hereof, by being replaced in its entirety with the following:

     "(b) By either the Company or Parent if the Effective Time shall not have occurred on or before October 19, 2007 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date and such breach, action or failure to perform constitutes a breach of this Agreement;".

     2. Headings; Counterparts. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of or be taken into consideration in interpreting this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and may be delivered by facsimile.

     3. Governing Law; Jurisdiction. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Amendment, and consent to the jurisdiction of, the courts of the State of Delaware.

     4. Continued Effectiveness. It is the express intention of the parties hereto to ratify and reaffirm the terms and conditions of the Agreement, as amended pursuant to the terms of this Amendment. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.


                            (signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be executed by their duly authorized representatives as of the day and year first above written.

                                             BabyUniverse, Inc.


                                             By: /s/ John C. Textor
                                                 -------------------------------
                                                 Name:   John C. Textor
                                                 Title:  Chief Executive Officer


                                             Baby Acquisition Sub, Inc.


                                             By: /s/ John C. Textor
                                                 -------------------------------
                                                 Name:   John C. Textor
                                                 Title:  President


                                             eToys Direct, Inc.


                                             By: /s/ Michael J. Wagner
                                                 -------------------------------
                                                 Name:   Michael J. Wagner
                                                 Title:  Chief Executive Officer


     The undersigned joins as a party to the foregoing First Amendment to Agreement and Plan of Merger for the limited purposes provided in Article X of the Agreement.



                                        D. E. SHAW COMPOSITE SIDE POCKET SERIES
                                        1, L.L.C., as initial Shareholder
                                        Representative of the Former Company
                                        Stockholders


                                        By: /s/ Eric Wepsic
                                            ------------------------------------
                                             Name:   Eric Wepsic
                                             Title:  Managing Director

     Each of the undersigned joins as a party to the foregoing First Amendment to Agreement and Plan of Merger for the limited purposes provided in the first two sentences of Section 7.11 of the Agreement.



                                        By: /s/ Michael J. Wagner
                                           -------------------------------------
                                                     MICHAEL J. WAGNER



                                        D. E. SHAW COMPOSITE SIDE POCKET
                                        SERIES 1, L.L.C.


                                        By: /s/ Eric Wepsic
                                            ------------------------------------
                                             Name:   Eric Wepsic
                                             Title:  Managing Director